EXHIBIT 10(d)


                                                                  May 10, 1998

Jefferson Smurfit Corporation
Jefferson Smurfit Centre
8182 Maryland Avenue
St. Louis, Missouri 63105

Ladies and Gentlemen:

         The undersigned understands that Jefferson Smurfit Corporation ("JSC") and Stone Container Corporation ("Stone") are entering into an Agreement and Plan of Merger dated as of May 10, 1998 (the "Merger Agreement"), providing for, among other things, a merger between Stone and a wholly owned subsidiary of JSC (the "Merger"), in which all of the outstanding shares of common stock, par value $0.01 per share, of Stone (the "Stone Common Stock") will be exchanged for shares of common stock, par value $0.01 per share, of JSC (the "JSC Common Stock").

         The undersigned is a stockholder of Stone and is entering into this letter agreement to induce you to enter into the Merger Agreement and to consummate the transactions contemplated by the Merger Agreement.

         The undersigned confirms its agreement with you as follows:

           1. The undersigned represents, warrants and agrees that Schedule I annexed hereto sets forth the number of shares of Stone Common Stock (the "Shares") of which the undersigned is the record or beneficial owner as of the date hereof and that, as of the date hereof, the undersigned owns such Shares free and clear of all liens, charges, encumbrances, voting agreements and commitments of every kind ("Liens"), other than Liens under the Voting Agreement dated as of May 10, 1998 among Smurfit International B.V., Morgan Stanley Leveraged Equity Fund II, Inc. and Mr. Roger W. Stone. If, after the date hereof, the undersigned acquires beneficial ownership of any shares of Stone Common Stock (any such shares, "Additional Shares"), the provisions of this Agreement shall be applicable to such Additional Shares as if such Additional Shares had been Shares as of the date hereof.

          2. The undersigned agrees that, prior to the Merger, he will not contract to sell, sell or otherwise transfer or dispose of those of his Shares as to which he has power of disposition or to direct disposition, or any interest therein, or securities convertible thereinto or any voting rights with respect thereto, other than (a) pursuant to the Merger, (b) the transfer of up to 100,000 Shares to a charitable foundation or (c) with your prior written consent. The undersigned also agrees to use reasonable best efforts to persuade members of his family to vote in favor of approval and adoption of the Merger and the Merger Agreement and the amendments to the Stone certificate of incorporation contemplated by the Merger Agreement.

           3. Without limiting the scope or effect of paragraph (1) or (2) hereof, the undersigned agrees to vote (or cause to be voted) those Shares that are beneficially owned by the undersigned on the record date and as to which he has the power to vote or to direct the vote at the Stone Stockholders' Meeting (as defined in the Merger Agreement) in favor of approval and adoption of the Merger and the Merger Agreement and the amendments to the Stone certificate of incorporation contemplated by the Merger Agreement.

           4. If the Board of Directors of Stone shall not have recommended the approval and adoption of the Merger and the Merger Agreement and the amendments to the Stone certificate of incorporation contemplated by the Merger Agreement or shall have modified in a manner materially adverse to JSC, or shall have withdrawn, its recommendation in favor of approval and adoption of the Merger and the Merger Agreement and the amendments to the Stone certificate of incorporation contemplated by the Merger Agreement, the obligations of the undersigned under paragraphs (2) and (3) shall be suspended.

         The undersigned has all necessary power and authority to enter into this letter agreement. This agreement is the legal, valid and binding agreement of the undersigned, and is enforceable against the undersigned in accordance with its terms.

         This letter agreement shall terminate, without further liability or obligation of the undersigned, including liability for damages, upon the earlier of the (i) termination of the Merger Agreement in accordance with its terms and
(ii) consummation of the Merger; provided that, in the case of a termination pursuant to Section 8.01(d)(i) of the Merger Agreement, such termination shall not relieve the undersigned from liability for breach of this Agreement.

         Nothing herein shall be construed to require the undersigned, or any company, trust or other entity controlled by the undersigned, to take any action or fail to take any action in violation of applicable law, rule or regulation or that the undersigned in good faith reasonably believes would be a violation of the undersigned's fiduciary duties.

         Please confirm that the foregoing correctly states the understanding between us by signing and returning to me a counterpart hereof.

         This letter agreement shall be governed by and construed in accordance with the laws of the State of Delaware without regard to any applicable conflict of law rules.

                                            Very truly yours,


                                                 /s/ Roger W. Stone
                                            -----------------------------------
                                            Mr. Roger W. Stone


Confirmed as of the date first above written:

JEFFERSON SMURFIT CORPORATION


By:      /s/ Michael E. Tierney
   -----------------------------------------
   Name:    Michael E. Tierney
   Title:   Vice President and General Counsel



                                                                SCHEDULE I


                       Shares Owned by Mr. Roger W. Stone


                                    1,183,203